INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CERTIFICATE NUMBER

SHARES

CUSIP NO. 46603N 10 3

PAR VALUE $0.0001
COMMON STOCK

THIS CERTIFIES THAT specimen

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK,PAR VALUE OF $0.0001 EACH OF

IZEA , Inc.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Edward Hans Murphy
President & CEO

Donna Mackenzie
CFO

IZEA , Inc.
Corporate
Seal
NEVADA

DATED:

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

15500 Roosevelt Blvd, Suite 301 Clearwater , FL 33760
727.289.0010